EX-99.(g)(14)

Execution Version

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of October 12, 2023 (the “Effective Date”), by and between each of Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust, Goldman Sachs ETF Trust, Goldman Sachs Real Estate Diversified Income Fund, Cayman Commodity-MFS, LLC, and Goldman Sachs ETF Trust II, separately and not jointly (collectively, the “Funds”), and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.

BNY Mellon and certain of the Funds are parties to a Custody Agreement dated as of April 5, 2011 (as amended to date, the “Agreement”), relating to BNY Mellon’s provision of custody services to the Funds and each Series or subsidiary of a Fund, as applicable, listed on Schedule I to the Agreement, as such Schedule I may be amended from time to time.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Amendment. Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)

Capitalized terms used but not defined in this Amendment shall have the meaning given to such terms in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this

Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the Effective Date. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

GOLDMAN SACHS ETF TRUST
On behalf of each of its Series attached on Schedule I attached hereto

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Karen S. Vavra
Name:	Karen S. Vavra
Title:	Senior Director

SCHEDULE I

(Amended and Restated as of October 14, 2023)

CAYMAN COMMODITY-MFS, LLC

GOLDMAN SACHS TRUST

Goldman Sachs Large Cap Core Fund1

Goldman Sachs China Equity Fund

Goldman Sachs Concentrated Growth Fund

Goldman Sachs Dynamic Municipal Income Fund

Goldman Sachs Emerging Markets Equity Ex. China Fund

Goldman Sachs Emerging Markets Equity Fund

Goldman Sachs Emerging Markets Equity Insights Fund

Goldman Sachs Enhanced Dividend Global Equity Portfolio

Goldman Sachs Equity Income Fund

Goldman Sachs ESG Emerging Markets Equity Fund

Goldman Sachs Financial Square Federal Instruments Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Money Market Fund

Goldman Sachs Financial Square Prime Obligations Fund

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Treasury Solutions Fund

Goldman Sachs Flexible Cap Fund

Goldman Sachs Focused Value Fund

Goldman Sachs Global Infrastructure Fund

Goldman Sachs Global Real Estate Securities Fund

Goldman Sachs Mid Cap Growth Fund2

Goldman Sachs High Yield Municipal Fund

Goldman Sachs International Equity ESG Fund

Goldman Sachs International Equity Income Fund

Goldman Sachs International Equity Insights Fund

Goldman Sachs International Small Cap Insights Fund

Goldman Sachs International Tax-Managed Equity Fund

Goldman Sachs Investor Money Market Fund

Goldman Sachs Investor Tax Exempt Money Market Fund

Goldman Sachs Large Cap Growth Insights Fund

Goldman Sachs Large Cap Value Fund

Goldman Sachs Large Cap Value Insights Fund

Goldman Sachs Managed Futures Strategy Fund

Goldman Sachs Mid Cap Value Fund

Goldman Sachs Municipal Income Completion Fund

Goldman Sachs Short Duration Tax-Free Fund

Goldman Sachs Real Estate Securities Fund

Goldman Sachs Small Cap Equity Insights Fund

Goldman Sachs Small Cap Growth Fund

Goldman Sachs Small Cap Growth Insights Fund

Goldman Sachs Small Cap Value Fund

Goldman Sachs Small Cap Value Insights Fund

Goldman Sachs Small/Mid Cap Growth Fund

Goldman Sachs Small/Mid Cap Value Fund

Goldman Sachs Strategic Growth Fund

Goldman Sachs Tax-Advantaged Global Equity Portfolio

Goldman Sachs Technology Opportunities Fund

Goldman Sachs U.S. Equity ESG Fund

Goldman Sachs U.S. Equity Insights Fund

Goldman Sachs U.S. Tax-Managed Equity Fund

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Goldman Sachs Variable Insurance Trust - Goldman Sachs Core Fixed Income Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs Trend Driven Allocation Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs Government Money Market Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs Mid Cap Growth Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs International Equity Insights Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs Large Cap Value Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs Mid Cap Value Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs Multi-Strategy Alternatives Portfolio

Goldman Sachs Variable Insurance Trust - Goldman Sachs Small Cap Equity Insights Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs Strategic Growth Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs U.S. Equity Insights Fund

GOLDMAN SACHS ETF TRUST

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access Emerging Markets USD Bond ETF

Goldman Sachs Access High Yield Corporate Bond ETF

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF

Goldman Sachs Access Treasury 0-1 Year ETF

Goldman Sachs Access China Bond ETF*

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF*

Goldman Sachs Access Total Bond Market ETF*

Goldman Sachs Access U.S. Aggregate Bond ETF

Goldman Sachs Access U.S. Treasury Bond ETF*

Goldman Sachs Access Ultra Short Bond ETF

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® Paris-Aligned Climate U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Low Vol Plus Equity ETF*

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Bloomberg Clean Energy Equity ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Future Consumer Equity ETF

Goldman Sachs Future Health Care Equity ETF

Goldman Sachs Future Planet Equity ETF

Goldman Sachs Future Real Estate and Infrastructure Equity ETF

Goldman Sachs Future Tech Leaders Equity ETF

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Innovate Equity ETF

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs MarketBeta® Emerging Markets Equity ETF

Goldman Sachs MarketBeta® International Equity ETF

Goldman Sachs MarketBeta® International Small Cap Equity ETF*

Goldman Sachs MarketBeta® U.S. Equity ETF

Goldman Sachs ActiveBeta® World Low Vol Plus Equity ETF

Goldman Sachs ActiveBeta® Paris-Aligned Climate High Yield Corporate Bond ETF*

Goldman Sachs Community Municipal Bond ETF

Goldman Sachs ActiveBeta® Paris-Aligned Climate Emerging Markets Equity ETF*

Goldman Sachs ActiveBeta® Paris-Aligned Climate International Equity ETF*

Goldman Sachs MarketBeta® U.S. Small Cap Equity ETF*

Goldman Sachs ActiveBeta® Emerging Markets Low Vol Plus Equity ETF*

Goldman Sachs Access Treasury 0-6 Month ETF*

Goldman Sachs Defensive Equity ETF

Goldman Sachs North American Pipelines & Power Equity ETF

Goldman Sachs Nasdaq-100 Core Premium Income ETF*3

Goldman Sachs S&P 500 Core Premium Income ETF*4

Goldman Sachs Small Cap Core Equity ETF

GOLDMAN SACHS ETF TRUST II

Goldman Sachs MarketBeta® U.S. 1000 Equity ETF

Goldman Sachs MarketBeta® Total International Equity ETF

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND

DIF Investments LLC, a wholly-owned subsidiary

DIF Investments II LLC, a wholly-owned subsidiary

DIF Investments III LLC, a wholly-owned subsidiary

*	The Fund has not yet commenced operations. Goldman Sachs Asset Management will provide notice to BNY Mellon to commence services upon the Fund’s launch.
[1]	Fund has been renamed from Goldman Sachs Capital Growth Fund
[2]	Fund has been renamed from Goldman Sachs Growth Opportunities Fund
[3]	Fund has been renamed from Goldman Sachs U.S. Tech Index Equity Premium Income ETF*
[4]	Fund has been renamed from Goldman Sachs U.S. Equity Premium ETF*